                                                      COMMISSION FILE NO. 1-8606

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K


                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS AND
                                 SECURITY PLAN

                            (NON-SALARIED EMPLOYEES)
 (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF
                            THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
 (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF
                        ITS PRINCIPAL EXECUTIVE OFFICE)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

BELL ATLANTIC
SAVINGS AND SECURITY PLAN
(NON-SALARIED EMPLOYEES)







FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993

                    BELL ATLANTIC SAVINGS AND SECURITY PLAN

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

                                                                    PAGE(S)
FINANCIAL STATEMENTS:                                               -------
- ---------------------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at Decem-
   ber 31, 1994 and 1993........................................       3-4
  Statements of Changes in Net Assets Available for Plan Bene-
   fits for the years ended December 31, 1994 and 1993..........       5-6
  Notes to Financial Statements.................................      7-12
Signature.......................................................        13
Bell Atlantic Master Savings Trust Schedule of Investments--De-
 cember 31, 1994................................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
- --------                                                         --------------
Consent of Independent Accountants .............................        24

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Finance and Controller and Treasurer
Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust as of December 31, 1994. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust (Pages S-1 to S-4) as of December 31, 1994 presents fairly the information included therein, all in conformity with generally accepted accounting principles.


                                          Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 19, 1995

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994

                             (DOLLARS IN THOUSANDS)

                                                                                      .
                                                                                INTERNATIONAL            ESOP
                     BELL ATLANTIC  GOVERNMENT  INTEREST U.S. BOND  U.S. EQUITY    EQUITY             UNALLOCATED
                        SHARES     MONEY MARKET  INCOME    MARKET      INDEX        INDEX      LOAN     SHARES
                         FUND          FUND       FUND   INDEX FUND    FUND         FUND       FUND      FUND       TOTAL
      ASSETS:        ------------- ------------ -------- ---------- ----------- ------------- ------- ----------- ----------
Allocated share of
 Master Trust net
 investments
 (Note 4)..........    $734,033       $6,530    $269,764   $4,872     $14,197      $6,947     $30,420  $197,064   $1,263,827
Allocations and
 contributions
 receivable........       6,113           70       1,758       50         203         113         --        --         8,307
Fund, plan and
 other transfers
 receivable--net...       6,432          --          339      --          --          --          --        --         6,771
Prepaid expenses...         --           --          --       --          --          --          --        496          496
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   Total Assets....     746,578        6,600     271,861    4,922      14,400       7,060      30,420   197,560    1,279,401
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   LIABILITIES:
Notes payable (Note
 5)................         --           --          --       --          --          --          --    220,063      220,063
Accrued interest...         --           --          --       --          --          --          --      8,990        8,990
Fund, plan and
 other transfers
 payable--net......         --           220         --        64          34           2          34       --           354
Administrative
 expenses payable..         983           11         583       12          55          10         --         25        1,679
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   Total
    Liabilities....         983          231         583       76          89          12          34   229,078      231,086
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
Net assets
 available
 (deficit) for Plan
 benefits
 (Note 3)..........    $745,595       $6,369    $271,278   $4,846     $14,311      $7,048     $30,386  $(31,518)  $1,048,315
                       ========       ======    ========   ======     =======      ======     =======  ========   ==========

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                                                      .
                                                                                INTERNATIONAL            ESOP
                     BELL ATLANTIC  GOVERNMENT  INTEREST U.S. BOND  U.S. EQUITY    EQUITY             UNALLOCATED
                        SHARES     MONEY MARKET  INCOME    MARKET      INDEX        INDEX      LOAN     SHARES
                         FUND          FUND       FUND   INDEX FUND    FUND         FUND       FUND      FUND       TOTAL
      ASSETS:        ------------- ------------ -------- ---------- ----------- ------------- ------- ----------- ----------
Allocated share of
 Master Trust net
 investments
 (Note 4)..........    $811,002       $5,816    $251,255   $4,720     $11,427      $3,491     $24,491  $272,260   $1,384,462
Allocations and
 contributions
 receivable........       6,514           15         479       12          44          27         --        --         7,091
Fund, plan and
 other transfers
 receivable--net...         --           --          --       --           33         283         793       --         1,109
Prepaid expenses...         --           --          --       --          --          --          --        596          596
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   Total Assets....     817,516        5,831     251,734    4,732      11,504       3,801      25,284   272,856    1,393,258
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   LIABILITIES:
Notes payable (Note
 5)................         --           --          --       --          --          --          --    244,096      244,096
Accrued interest...         --           --          --       --          --          --          --      9,869        9,869
Fund, plan and
 other transfers
 payable--net......         971           62         658       80         --          --          --        --         1,771
Administrative
 expenses payable..         273          --          244        5           6           1         --        --           529
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
   Total
    Liabilities....       1,244           62         902       85           6           1         --    253,965      256,265
                       --------       ------    --------   ------     -------      ------     -------  --------   ----------
Net assets
 available for Plan
 benefits (Note 3).    $816,272       $5,769    $250,832   $4,647     $11,498      $3,800     $25,284   $18,891   $1,136,993
                       ========       ======    ========   ======     =======      ======     =======  ========   ==========

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                             (DOLLARS IN THOUSANDS)

                                  GOVERNMENT                                  INTERNATIONAL            ESOP
                    BELL ATLANTIC   MONEY    INTEREST  U.S. BOND  U.S. EQUITY    EQUITY             UNALLOCATED
                       SHARES       MARKET    INCOME     MARKET      INDEX        INDEX      LOAN     SHARES
                        FUND         FUND      FUND    INDEX FUND    FUND         FUND       FUND      FUND       TOTAL
                    ------------- ---------- --------  ---------- ----------- ------------- ------- ----------- ----------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1993..........   $816,272      $5,769   $250,832    $4,647     $11,498      $3,800     $25,284  $ 18,891   $1,136,993
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
Employee
 contributions.....     29,159       1,027     28,900       812       3,112       1,521         --        --        64,531
Employing company
 contributions and
 allocations.......      6,113         --         --        --          --          --          --     26,974       33,087
Transfer of ESOP
 Shares and
 participants'
 balances--net.....     28,389        (236)    (2,902)     (229)        442       1,661       3,792   (22,850)       8,067
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
   Total
    allocations,
    contributions
    and transfers..     63,661         791     25,998       583       3,554       3,182       3,792     4,124      105,685
Allocated share of
 Master Trust net
 investment
 activities (Note
 4)................    (89,230)        255     15,554      (137)         52         331       1,751   (32,640)    (104,064)
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
   Net additions...    (25,569)      1,046     41,552       446       3,606       3,513       5,543   (28,516)       1,621
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
Less:Distributions
    to
    participants...     43,750         428     20,567       233         764         249         441       --        66,432
  Interest
   expense.........        --          --         --        --          --          --          --     21,725       21,725
  Amortization of
   capitalized
   ESOP expenses...        --          --         --        --          --          --          --        100          100
  Administrative
   expenses........      1,358          18        539        14          29          16         --         68        2,042
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
   Total
    deductions.....     45,108         446     21,106       247         793         265         441    21,893       90,299
                      --------      ------   --------    ------     -------      ------     -------  --------   ----------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1994 (Note 3).   $745,595      $6,369   $271,278    $4,846     $14,311      $7,048     $30,386  $(31,518)  $1,048,315
                      ========      ======   ========    ======     =======      ======     =======  ========   ==========

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                            U.S. BOND            INTERNATIONAL            ESOP
                       BELL ATLANTIC  GOVERNMENT  INTEREST   MARKET      U.S.       EQUITY             UNALLOCATED
                          SHARES     MONEY MARKET  INCOME     INDEX     EQUITY       INDEX      LOAN     SHARES
                           FUND          FUND       FUND      FUND    INDEX FUND     FUND       FUND      FUND       TOTAL
                       ------------- ------------ --------  --------- ---------- ------------- ------- ----------- ----------
 Net assets available
 (deficit) for Plan
 benefits,
 December 31, 1992 as
 previously reported.    $672,228       $5,336    $238,699   $3,916    $ 7,888      $1,386     $   --    $(8,812)    $920,641
 Cumulative effect of
 accounting change
 (Note 2)............      54,166          249      18,295      181        257          79         --        --        73,227
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
 Net assets available
 (deficit) for Plan
 benefits,
 January 1, 1993.....     726,394        5,585     256,994    4,097      8,145       1,465         --     (8,812)     993,868
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
 Employee contribu-
 tions...............      30,159          874      28,349      716      2,691         641         --        --        63,430
 Employing company
 contributions and
 allocations.........       5,770          --          --       --         --          --          --     24,958       30,728
 Transfer of ESOP
 Shares and
 participants' bal-
 ances--net..........     (10,668)        (303)    (13,230)    (195)       312       1,336      24,940   (22,492)     (20,300)
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
     Total alloca-
     tions,
     contributions
     and transfers...      25,261          571      15,119      521      3,003       1,977      24,940     2,466       73,858
 Allocated share of
 Master Trust net
 investment
 activities (Note 4).     146,161          177      16,740      398      1,010         491         589    45,790      211,356
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
     Net additions...     171,422          748      31,859      919      4,013       2,468      25,529    48,256      285,214
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
 Less: Distributions
 to participants.....      80,420          546      37,368      349        633         118          96       --       119,530
   Interest expense..         --           --          --       --         --          --          --     20,384       20,384
   Amortization of
   capitalized ESOP
   expenses..........         --           --          --       --         --          --          --         99           99
   Administrative
   expenses..........       1,124           18         653       20         27          15         149        70        2,076
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
     Total deduc-
     tions...........      81,544          564      38,021      369        660         133         245    20,553      142,089
                         --------       ------    --------   ------    -------      ------     -------   -------   ----------
 Net assets available
 for Plan benefits,
 December 31, 1993
 (Note 3)............    $816,272       $5,769    $250,832   $4,647    $11,498      $3,800     $25,284   $18,891   $1,136,993
                         ========       ======    ========   ======    =======      ======     =======   =======   ==========

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan" or "BASSP") provides only general information on the Plan's provisions as of December 31, 1994. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular non-salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Prior to May 1, 1993, employees who had at least one year of service were eligible to make tax-deferred or after-tax contributions to the Plan. Effective May 1, 1993, employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees also become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan.

  Eligible employees may authorize basic contributions of $5 to $45 per week, which is as much as 5% to 7% of the basic weekly rate, and supplementary contributions up to an amount which, when added to the basic contribution, is not more than 16% of the employee's weekly rate. Bell Atlantic makes employer matching contributions in an amount generally equal to 66 2/3% of basic contributions. One participating subsidiary makes employer matching contributions equal to 37 1/2% of basic contributions. Participants may invest their contributions in a Bell Atlantic Shares Fund, a U.S. Equity Index Fund ("USEF"), an International Equity Index Fund ("IEIF"), a U.S. Bond Market Index Fund ("BNDF"), an Interest Income Fund ("IIF"), or a Government Money Market Fund ("GMMF"). Employer matching contributions are invested only in the Bell Atlantic Shares Fund.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan.

  The assets of the Plan are commingled for investment purposes in the Bell Atlantic Master Savings Trust (the "Master Trust") with the assets of the Bell Atlantic Savings Plan for Salaried Employees ("BASP").

  Effective April 1, 1993, the Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The repayment period for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and Master Trust are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Master Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although it has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Master Trust's trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the USEF, the INTF, and the BNDF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the IIF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Master Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  In 1993, the Plan adopted the provisions of the AICPA Audit and Accounting Guide, "AUDITS of EMPLOYEE BENEFIT PLANS," requiring that amounts allocated to withdrawing participants not be reported as a liability on the statement of net assets available for plan benefits. As a result, the Plan recorded a cumulative effect adjustment at the beginning of 1993 of $73,227,000.

  The Plan participates in certain commingled investment funds. The funds' managers utilize futures and foreign currency forward contracts to minimize transaction costs and the effect of cash flows (such as contributions, transfers, and distributions) on the funds' investment performance. Futures contracts are fully collateralized and are marked to market daily. Foreign currency forward contracts are matched with the settlement of purchases and sales of foreign securities and are also marked to market daily.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31, were as follows:

                                       1994                              1993
                         --------------------------------- --------------------------------
                           NUMBER OF     NUMBER     VALUE    NUMBER OF     NUMBER    VALUE
                           EMPLOYEES       OF        PER     EMPLOYEES       OF       PER
                         PARTICIPATING    UNITS     UNIT   PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------- ------------- ----------- ------
Bell Atlantic Shares
 Fund...................    41,775     182,342,498 $4.0492    41,866     168,981,473 4.8068
Government Money Market
 Fund...................     2,376       4,978,550  1.2409     1,987       4,811,399 1.1959
Interest Income Fund....    27,891      59,556,987  4.5207    28,460      58,433,065 4.2625
U.S. Bond Market Index
 Fund...................     2,015       4,215,705  1.1472     1,711       3,918,074 1.1844
U.S. Equity Index Fund..     3,975       9,620,307  1.4871     3,270       7,726,805 1.4852
International Equity
 Index Fund.............     2,467       5,165,442  1.3566     1,437       3,023,119 1.2549
Loan Fund...............     7,338             --      --      5,460             --     --

  At December 31, 1994, 36,003 participants were actively contributing to the Plan; 9,623 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

 BASSP'S SHARE OF MASTER TRUST NET ASSETS

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1994   1993
                                                                   -----  -----
     Bell Atlantic Shares Fund (for the BASSP).................... 100.0% 100.0%
     Bell Atlantic Shares Fund (for the BASP).....................   --     --
     Government Money Market Fund.................................   6.8%   6.0%
     Interest Income Fund (for the BASSP)......................... 100.0% 100.0%
     Interest Income Fund (for the BASP)..........................   --     --
     U.S. Bond Market Index Fund..................................  12.8%  11.1%
     U.S. Equity Index Fund.......................................   6.0%   4.8%
     International Equity Index Fund..............................  11.1%   9.2%
     Loan Fund (for the BASSP).................................... 100.0%   100%
     Loan Fund (for the BASP).....................................   --     --
     ESOP Unallocated Shares Fund (for the BASSP)................. 100.0% 100.0%
     ESOP Unallocated Shares Fund (for the BASP)..................   --     --

  At December 31, the financial position of the Master Trust was as follows:

                                                           1994        1993
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............ $   710,249 $   805,178
    Temporary cash investments.........................      26,074      11,810
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     860,361     960,455
    Temporary cash investments.........................      12,656      11,038
   Government Money Market Fund:
    Temporary cash investments.........................      96,256      97,958
   Interest Income Fund--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     269,687     240,864
    Temporary cash investments.........................         476      10,672
   Interest Income Fund--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     540,659     530,588
    Temporary cash investments.........................       3,105       2,203
   U.S. Bond Market Index Fund:
    Fund shares........................................      38,440      42,842
    Temporary cash investments.........................          68          40
   U.S. Equity Index Fund:
    Fund shares........................................     239,178     235,911
    Temporary cash investments.........................         917       3,039
   International Equity Index Fund:
    Fund shares........................................      62,152      37,461
    Temporary cash investments.........................         811         105
   Loan Fund--BASSP:
    Loans receivable from participants.................      30,420      24,491
   Loan Fund--BASP:
    Loans receivable from participants.................      47,690      45,769
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     191,615     263,646
    Temporary cash investments.........................       8,635       7,915
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     305,841     420,812
    Temporary cash investments.........................      13,680      13,675
                                                        ----------- -----------
      Total investments................................   3,458,970   3,766,472
   Receivables:
    Dividends and interest income......................       4,476       6,617
    Receivables for investments sold...................       7,113       2,801
                                                        ----------- -----------
      Total assets.....................................   3,470,559   3,775,890
LIABILITIES:
   Payable for investments purchased...................      23,404      19,779
                                                        ----------- -----------
      Net investments..................................   3,447,155  $3,756,111
                                                        =========== ===========
 Investments at cost: .................................  $3,125,178  $3,023,806
                                                        =========== ===========

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The Plan's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

 BASSP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1994 and 1993.

  The Master Trust's investment activities for the year ended December 31 was as follows:

                                                           1994         1993
                                                        -----------  -----------
                                                        (DOLLARS IN THOUSANDS)
     Investment Activities:
       Dividends on Bell Atlantic Corporation common
        shares:
        Non-ESOP shares................................ $    84,295  $   76,824
        ESOP shares....................................      29,825      33,446
       Other dividends.................................       7,138       7,085
       Interest Income Fund (BASP) income..............      33,650      35,991
       Interest Income Fund (BASSP) income.............      15,554      16,740
       Other interest..................................      13,597      11,569
       Net (depreciation) appreciation in value of in-
        vestments......................................    (405,143)    350,526
                                                        -----------  ----------
           Net investment activities...................    (221,084) $  532,181
                                                        ===========  ==========
     Allocated share of net investment activities:
       BASP............................................   $(117,020) $  320,825
       BASSP...........................................    (104,064)    211,356

  The value per share of Bell Atlantic common stock decreased from $59.38 at December 31, 1993 to $49.75 at December 31, 1994. This represents a 16.22% decrease in the value per share. At December 31, 1994, approximately 58% of BASSP assets and 40% of BASP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 19, 1995, Bell Atlantic common stock closing prices have ranged from $48.88 to $54.63 per share.

  During 1993, the Plan purchased 76,866 shares of Bell Atlantic common stock for $4,424,000 directly from Bell Atlantic. In addition, during 1994 and 1993, the participating employing companies transferred 230,738 and 159,800 shares of Bell Atlantic common stock, valued at $11,756,000 and $8,776,000 respectively, to the Plan for employing company matching allocations to employee accounts.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The outstanding principal is payable in amounts ranging from 6.77% to 16.3% of the original amount ($304.3 million) from 1993 to 1999, respectively. The final payment will be made on January 1, 2000. The principal amounts under the notes are due as follows (in thousands):

            1995.................................... $ 28,299
            1996....................................   32,974
            1997....................................   38,097
            1998....................................   43,713
            1999....................................   49,867
            2000....................................   27,113
                                                     --------
                                                     $220,063
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1994, the carrying amount and the estimated fair value of the notes payable were:

                                                          CARRYING      FAIR
                                                           AMOUNT       VALUE
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................    $351,248    $364,139
     BASSP..............................................     220,063     228,140
                                                         ----------- -----------
                                                            $571,311    $592,279
                                                         =========== ===========

6. TAX DETERMINATION

  On May 12, 1990, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                 1994
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial statements.............................       $1,048,315
     Amounts allocated to withdrawing participants.....           (9,592)
                                                              ----------
     Net assets available for benefits per the Form
      5500.............................................       $1,038,723
                                                              ==========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                   1994
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements........................................         $66,432
     Add: Amounts allocated to withdrawing participants
      at December 31, 1994..............................           9,592
     Less: Amounts allocated to withdrawing participants
      at December 31, 1993..............................          (5,382)
                                                                 -------
     Benefits paid to participants per the Form 5500....         $70,642
                                                                 =======

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          Bell Atlantic Savings and Security
                                           Plan
                                                (Non-Salaried Employees)

Date: April 28, 1995

                                                   /s/ Barbara L. Connor
                                          By__________________________________
                                                     BARBARA L. CONNOR
                                               (Member of the Bell Atlantic
                                               Corporate Employees' Benefits
                                                        Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                      DECEMBER 31, 1994
                                                ----------------------------------
                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL                  FAIR
       NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT           COST    VALUE
       ---------------------------------        -----------      -------- --------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--
 98.6%.........................................  17,293,682 shs. $714,751 $860,361
Temporary Cash Investments--1.4%............... $    12,656        12,656   12,656
                                                                 -------- --------
      Total....................................                   727,407  873,017
                                                                 -------- --------

       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--
 96.5%.........................................  14,276,353 shs.  581,943  710,249
Temporary Cash Investments--3.5%............... $    26,074        26,074   26,074
                                                                 -------- --------
      Total....................................                   608,017  736,323
                                                                 -------- --------
                          GOVERNMENT MONEY MARKET FUND
Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund...      96,256        96,256   96,256
                                                                 -------- --------
      Total....................................                    96,256   96,256
                                                                 -------- --------

    INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and
 Commercial Banks--99.4%.......................
  American Int'l Life Assurance, 7.02% Maturing
   10/1/99.....................................       7,438         7,438    7,438
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98......................................      10,504        10,504   10,504
  American Int'l Life Assurance, 5.41% Maturing
   7/1/96......................................       5,888         5,888    5,888
  Continental Assurance, 5.30% Maturing
   10/1/95.....................................      24,323        24,323   24,323
  Continental Assurance, 8.75% Maturing 4/1/96.      19,121        19,121   19,121
  John Hancock Mutual Life Ins. Co., 5.45%
   Maturing 4/1/96.............................      32,238        32,238   32,238
  John Hancock Mutual Life Ins. Co., 6.31%
   Maturing 10/1/95............................       9,314         9,314    9,314
  John Hancock Mutual Life Ins. Co., 6.60%
   Maturing 10/1/99............................      16,840        16,840   16,840
  ITT Hartford Life Ins. Co., 8.54% Maturing
   7/1/95......................................      36,122        36,122   36,122
  Metropolitan Life Ins. Co., 5.58% Maturing
   1/1/98......................................      14,309        14,309   14,309
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98......................................      39,390        39,390   39,390
  Metropolitan Life Ins. Co., 5.08% Maturing
   1/1/97......................................      24,031        24,031   24,031
  #MBL Life Assurance Corp., 3.0% no maturity
   date........................................       7,136         7,136    7,136
  New York Life, 5.18% Maturing 7/1/98.........      22,338        22,338   22,338
  New York Life, 7.20% Maturing 1/1/2000.......      22,323        22,323   22,323
  New York Life, 6.75% Maturing 7/1/99.........      38,501        38,501   38,501
  Principal Mutual Life Ins. Co., 5.10%
   Maturing 1/2/97.............................      14,202        14,202   14,202
  Principal Mutual Life Ins. Co., 5.90%
   Maturing 9/30/97............................      29,582        29,582   29,582
  Principal Mutual Life Ins. Co., 7.84%
   Maturing 3/31/96............................      15,604        15,604   15,604
  Principal Mutual Life Ins. Co., 6.00%
   Maturing 7/1/98.............................      19,965        19,965   19,965
  Provident Nat'l Assurance, 5.12% Maturing
   1/2/97......................................      28,479        28,479   28,479
  Provident Nat'l Assurance, 4.59% Maturing
   4/1/97......................................      27,254        27,254   27,254

                                                                     SCHEDULE I

                                                            DECEMBER 31, 1994
                                                       ---------------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL            FAIR
          NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT     COST    VALUE
          ---------------------------------            --------- -------- --------
   INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES--
                                 (CONTINUED):
  The Prudential Ins. Co. of America, 9.06% Maturing
   10/1/96............................................  $20,839   $20,839  $20,839
  The Prudential Ins. Co. of America, 8.08% Maturing
   4/1/97.............................................   19,921    19,921   19,921
  The Prudential Ins. Co. of America, 5.91% Maturing
   7/1/98.............................................   15,896    15,896   15,896
  The Prudential Ins. Co. of America, 5.04% Maturing
   1/1/98.............................................   10,119    10,119   10,119
  Union Bank of Switzerland, 6.96% Maturing 1/2/95....    8,982     8,982    8,982
                                                                 -------- --------
                                                                  540,659  540,659
                                                                 -------- --------
  Temporary Cash Investments--0.6%
   BT Pyramid Government Securities Cash Fund.........    3,105     3,105    3,105
                                                                 -------- --------
      Total...........................................            543,764  543,764
                                                                 -------- --------

         INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
+Contracts with Insurance Companies and Commercial Banks--99.8%
  American Int'l Life Assurance, 5.11% Maturing
   7/1/98.............................................    6,295     6,295    6,295
  American Int'l Life Assurance, 7.02% Maturing
   10/1/99............................................    7,467     7,467    7,467
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.............................................    4,949     4,949    4,949
  Bankers Trust (Delaware), 8.88% Maturing 10/1/95....   10,950    10,950   10,950
  Continental Assurance, 5.26% Maturing 10/2/95.......   13,775    13,775   13,775
  Continental Assurance, 8.75% Maturing 7/1/96........    5,833     5,833    5,833
  John Hancock Mutual Life Ins. Co., 5.21% Maturing
   4/1/96.............................................   14,685    14,685   14,685
  John Hancock Mutual Life Ins. Co., 6.12% Maturing
   7/1/95.............................................    4,736     4,736    4,736
  John Hancock Mutual Life Ins. Co., 6.57% Maturing
   10/1/99............................................    9,295     9,295    9,295
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98...   16,291    16,291   16,291
  Metropolitan Life Ins. Co., 5.04% Maturing 1/1/97...   12,473    12,473   12,473
  Metropolitan Life Ins. Co., 5.20% Maturing 7/1/98...    9,580     9,580    9,580
  New York Life, 5.35% Maturing 7/1/95................   11,308    11,308   11,308
  New York Life, 5.05% Maturing 4/1/97................    5,233     5,233    5,233
  New York Life, 5.13% Maturing 7/1/98................    6,372     6,372    6,372
  New York Life, 6.75% Maturing 7/1/99................    7,880     7,880    7,880
  New York Life, 7.20% Maturing 10/1/99...............    7,471     7,471    7,471
  New York Life, 5.92% Maturing 1/1/99................   10,042    10,042   10,042
  Principal Mutual Life Ins. Co., 5.90% Maturing
   10/1/97............................................   17,327    17,327   17,327
  Principal Mutual Life Ins. Co., 5.20% Maturing
   3/31/97............................................   10,383    10,383   10,383
  Principal Mutual Life Ins. Co., 7.84% Maturing
   3/31/96............................................    3,937     3,937    3,937
  Provident Nat'l Assurance, 8.49% Maturing 7/1/95....    3,851     3,851    3,851
  Provident Nat'l Assurance, 4.62% Maturing 7/1/97....   14,500    14,500   14,500
  Provident Nat'l Assurance, 5.10% Maturing 4/1/97....    6,647     6,647    6,647
  The Prudential Ins. Co. of America, 6.78% Maturing
   1/1/99.............................................   16,068    16,068   16,068
  The Prudential Ins. Co. of America, 5.88% Maturing
   7/1/98.............................................    8,150     8,150    8,150
  The Prudential Ins. Co. of America, 8.10% Maturing
   7/1/96.............................................   13,802    13,802   13,802
  Principal Mutual, 6.00% Maturing 7/1/98.............    5,410     5,410    5,410
  Union Bank of Switzerland, 6.96% Maturing 1/1/95....    4,977     4,977    4,977
                                                                 -------- --------
                                                                  269,687  269,687
                                                                 -------- --------
Temporary Cash Investments--0.2%
 BT Pyramid Government Securities Cash Fund...........      476       476      476
                                                                 -------- --------
      Total...........................................            270,163  270,163
                                                                 -------- --------

                                                                      SCHEDULE I

                                                        DECEMBER 31, 1994
                                                    ------------------------------
                                                    NUMBER OF
                                                    SHARES OR
                                                    PRINCIPAL               FAIR
         NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT         COST    VALUE
         ---------------------------------          ---------      ------- -------
                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.8%
  U.S. Debt Index Fund............................. 1,943,119 shs. $40,577 $37,624
  Daily U.S. Debt Market Fund......................    71,573          816     816
                                                                   ------- -------
                                                                    41,393  38,440
                                                                   ------- -------
Temporary Cash Investments--0.2%
  BT Pyramid Government Securities Cash Fund....... $      68           68      68
                                                                   ------- -------
      Total........................................                 41,461  38,508
                                                                   ------- -------

                             U.S. EQUITY INDEX FUND
Pooled Common Stock--99.6%
  *Mellon E.B. Russell 1000 Index Fund.............   878,444 shs. 187,071 206,062
  Mellon E.B. Russell 2000 Index Fund..............   120,168       19,786  23,743
  E.B. Daily Opening Stock Index Fund..............    82,673        9,278   9,373
                                                                   ------- -------
                                                                   216,135 239,178
                                                                   ------- -------
Temporary Cash Investments--0.4%
  BT Pyramid Government Securities Cash Fund....... $     917          917     917
                                                                   ------- -------
      Total........................................                217,052 240,095
                                                                   ------- -------

                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--98.8%
  International Stock Performance Index............   163,953 shs.   1,959   1,969
  State Street Bank--Australia.....................    89,584        1,388   1,581
  State Street Bank--Austria.......................    36,829          833     870
  State Street Bank--Belgium.......................    55,541          906   1,062
  State Street Bank--Denmark.......................    31,123          606     660
  State Street Bank--Finland.......................    40,378          337     575
  State Street Bank--France........................   310,868        6,575   6,649
  State Street Bank--Germany.......................   411,452        8,183   9,317
  State Street Bank--Hong Kong.....................    14,003          519     539
  State Street Bank--Ireland.......................    19,791          217     254
  State Street Bank--Italy.........................   373,188        4,390   4,689
  State Street Bank--Japan......................... 2,067,206       18,044  20,972
  State Street Bank--Malaysia......................    23,104          292     314
  State Street Bank--Netherland....................    65,773        1,430   1,775
  State Street Bank--New Zealand...................    18,651          196     256
  State Street Bank--Norway........................    29,824          468     595
  State Street Bank--Singapore.....................     9,084          240     321
  State Street Bank--Spain.........................   214,150        2,203   2,182
  State Street Bank--Sweden........................    52,699          886   1,066
  State Street Bank--Switzerland...................    54,394        1,000   1,236
  State Street Bank--United Kingdom................   263,751        5,030   5,270
                                                                   ------- -------
                                                                    55,702  62,152
                                                                   ------- -------
Temporary Cash Investments--1.2%
  BT Pyramid Government Securities Cash Fund....... $     811          811     811
                                                                   ------- -------
      Total........................................                 56,513  62,963
                                                                   ------- -------

                                                                      SCHEDULE I

                                                     DECEMBER 31, 1994
                                              ------------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL                    FAIR
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT           COST      VALUE
      ---------------------------------       ---------      ---------- ----------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--6.87% to 9.5%..                $   47,690 $   47,690
                                                             ---------- ----------
      Total Loan Fund........................                    47,690     47,690
                                                             ---------- ----------
               LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Participant Loan Obligations--6.87% to 9.5%..                    30,420     30,420
                                                             ---------- ----------
      Total Loan Fund........................                    30,420     30,420
                                                             ---------- ----------
ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--
 95.7%....................................... 6,147,565 shs.    285,346    305,841
Temporary Cash Investments--4.3%............. $  13,680          13,680     13,680
                                                             ---------- ----------
      Total..................................                   299,026    319,521
                                                             ---------- ----------

     ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--
 95.7%....................................... 3,851,561 shs.    178,774    191,615
Temporary Cash Investments--4.3%............. $   8,635           8,635      8,635
                                                             ---------- ----------
      Total..................................                   187,409    200,250
                                                             ---------- ----------
      Grand Total............................                $3,125,178 $3,458,970
                                                             ---------- ----------

- --------
* Investment represents 5% or more of the net investments of the Master Trust. + Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1994, net of third party expenses and after the effect of cash flows, was 6.4% for the BASP and 6.1% for the BASSP. Each quarter a projected annualized interest rate is computed for the BASP and BASSP. The actual yield may vary from the projected interest rate depending upon the rates for new contracts that have been added to the Funds, actual interest earned, payment performance of contract issuers, the timing of cash flows into and out of the Funds, and the timing of the investment of those cash flows.
# In July 1991, Mutual Benefit Life Insurance Company ("MBL"), an issuer of an insurance contract for the BASP's IIF, was placed under the control of New Jersey insurance regulators. Since January 1992, interest on the contract has been accrued at a reduced rate of 3.0% per annum. In November 1993, a Rehabilitation Plan was confirmed by a New Jersey court. The Rehabilitation Plan provided MBL contract holders with an opportunity to either (i) cash out at a significantly reduced contract value or (ii) elect to be subject to the terms of the Rehabilitation Plan under which contract balances are preserved at full value and are subject to certain minimum interest rate guarantees. To the extent that actual returns either achieve or exceed the guaranteed minimums, adjustments will be recorded on a prospective basis. Any adjustment is not expected to have a material effect on the BASP IIF yield. Contract balances are expected to be paid out in a series of five annual installments beginning in 2000. Contract holders electing coverage under the Rehabilitation Plan retain the right to cash out at a reduced value. Bell Atlantic has directed the Master Trust's trustee to elect coverage under the Rehabilitation Plan. Although the Rehabilitation Plan has been approved, it is subject to appeals by a group of creditors and may be amended or revised.

Percentages represent percentage of total investments of each fund.